UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2017

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 3, 2017, Silicon Laboratories Inc. (“Silicon Laboratories”) appointed Gregg Lowe as a member of its board of directors to serve as a Class II director. The term of the Class II directors runs until the 2018 annual meeting of stockholders.

Mr. Lowe served as President and Chief Executive Officer of Freescale Semiconductor from June 2012 until December 2015. From April 2006 to June 2012, Mr. Lowe served as Senior Vice President of Analog at Texas Instruments. Mr. Lowe also serves on the board of directors of the Rock & Roll Hall of Fame in Cleveland, Ohio, and the Baylor Health Care System Foundation. Mr. Lowe is 54 years old and holds a B.S. in electrical engineering from Rose-Hulman Institute of Technology in Terre Haute, Indiana, and graduated from the Stanford Executive Program at Stanford University.

On the date of our 2017 annual meeting of stockholders, Mr. Lowe will receive the standard non-employee director grant of restricted stock units covering a number of shares of the Company’s common stock equal to $170,000 divided by the average closing price of a share of the Company’s common stock on trading days occurring during the Company’s fourth fiscal quarter of the preceding year and such grant shall vest on approximately the first anniversary of the date of grant. He will also receive the standard cash retainer of $50,000 per year for board service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

April 3, 2017	/s/ John C. Hollister
Date	John C. Hollister Senior Vice President and Chief Financial Officer (Principal Financial Officer)